Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

RESEARCH AND LICENSE AGREEMENT

THIS RESEARCH AND LICENSE AGREEMENT (the “Agreement”) is entered into as of May 10, 2004 (the “Effective Date”) by and between LIFE SCIENCE RESEARCH ISRAEL LTD., an Israeli corporation (“LSRI”), located at P.O. Box 139, Ness-Ziona 70451 and NEUROGENETICS, INC., a Delaware corporation (“Neurogenetics”), located at 11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037.

RECITALS

WHEREAS, Israel Institute for Biological Research (“IIBR”), a governmental body, is a research institute engaging, inter alia, in the development of compounds for patented drugs for treatment, prevention and/or diagnosis of nervous system disorders;

WHEREAS, IIBR has, inter alia, certain intellectual property rights related to the Licensed Compound and the Additional Compound (each as defined below) as described below;

WHEREAS, LSRI is a governmental company authorized to engage in the commercial exploitation of the Licensed Technology and to administer research to be performed by IIBR for commercial exploitation of the Licensed Technology;

WHEREAS, Neurogenetics is a biopharmaceutical company that is interested in developing and commercializing the Licensed Compound and/or the Additional Compound and is interested in having LSRI conduct further research on the Licensed Compound and/or the Additional Compound; and

WHEREAS, Neurogenetics and LSRI desire to enter into a collaborative relationship for research and development of the Licensed Compound and/or the Additional Compound on the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

1.                                      DEFINITIONS

The following capitalized terms shall have the meanings indicated for purposes of this Agreement.

1.1          “Additional Compound” shall mean the compound known as AF267 and its isomers, salts, esters and derivatives.

1.2          “Additional Product” shall mean any product containing Additional Compound, in any form or formulation.

1.3          “Affiliate” shall mean, as to any person or entity, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity. For purposes of this definition, “control” shall mean the possession (directly or indirectly) of power to effectively direct or cause the direction of the management or policies of such person or entity.

1.4          “ANDA” shall mean an Abbreviated New Drug Application filed pursuant to the requirements of the FDA, or the equivalent application in any other country or jurisdiction, required before commercial sale of a drug product.

1.5          “Confidential Information” shall mean any confidential or proprietary information, and any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

1.6          “Control” shall mean possession of the ability to grant a license without violating the terms of any agreement or other arrangement with any Third Party.

1.7          “Controlled Patents” shall mean Licensed Patents and Patents included in the Research Technology.

1.8          “Data Exclusivity Period” shall mean the period during which the FDA (or, in countries other than the U.S., an equivalent regulatory agency) prohibits reference, without the consent of the owner of an NDA or Regulatory Approval package, to the clinical and other data that is contained in such NDA or Regulatory Approval package, and that is not published or publicly available outside of such NDA or Regulatory Approval package.

1.9          “Disclosing Party” shall have the meaning provided in Section 7.1.

1.10        “Disputes” shall have the meaning provided in Section 10.4.

1.11        “EMEA” shall mean the European Agency for the Evaluation of Medicinal Products or any successor agency.

1.12        “Excess Fee” shall have the meaning provided in Section 4.6.

1.13        “FDA” shall mean the United States Food and Drug Administration or any successor agency.

1.14        “Field” shall mean all therapeutic uses.

1.15        “Final Study Reports” shall mean the final approved integrated clinical study reports including the protocol and amendments with informed consent, case report forms and amendments, list of investigators statistical plan, full statistical report with complete and accurate tables, figures and listings including all raw data generated in the study.

1.16        “First Commercial Sale” shall mean, with respect to any Licensed Product or Additional Product, the first sale on a commercial basis in an arm’s length transaction for end use or consumption of such Licensed Product or Additional Product in a country after the governing health regulatory authority of such country has granted regulatory approval of such Licensed Product or Additional Product, to the extent such regulatory approval is required in such country.

1.17        “Generic Competition” shall mean on a country by country basis the commercial sale of a generic product containing the same compound as Licensed Compound or Additional Compound as an active ingredient.

1.18        “IND” shall mean an Investigational New Drug Application filed with the FDA, or the equivalent application or filing necessary to commence human clinical trials in another country, as applicable.

1.19        “Indemnifying Party” shall have the meaning provided in Section 10.1(c).

1.20        “JRC” shall have the meaning provided in Section 2.2.

1.21        “Know-How” shall mean all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, materials, devices, methods, formulas, protocols and information, whether or not patentable.

1.22        “Licensed Compound” shall mean the compound known as AF292 and its isomers, salts, esters and derivatives.

1.23        “Licensed Know-How” shall mean all Know-How which (a) is Controlled by LSRI as of the Effective Date or, if specific to Licensed Compound or Additional Compound, during the Term, (b) is not generally publicly known, and (c) is required for, or specific to Licensed Compound or Additional Compound and useful for, the practice of the Licensed Patents or the development, manufacture or use of Licensed Compound, Licensed Product, Additional Compound or Additional Product, but excluding the Licensed Patents.

1.24        “Licensed Patents” shall mean all Patents which (a) are Controlled by LSRI as of the Effective Date or during the Term, and (b) claim the development, manufacture, use, sale, offer for sale or import of Licensed Compound, Licensed Product, Additional Compound or Additional Product. The Licensed Patents as of the Effective Date are listed on Exhibit A.

1.25        “Licensed Product” shall mean any product containing Licensed Compound, in any form or formulation.

1.26        “Licensed Technology” shall mean the Licensed Know-How and the Licensed Patents.

1.27        “Losses” shall have the meaning provided in Section 10.1(a).

1.28        “LSRI Indemnitee” shall have the meaning provided in Section 10.1(a).

1.29        “Major European Market” shall mean [***].

1.30        “NDA” shall mean a New Drug Application filed pursuant to the requirements of the FDA, or the equivalent application in any other country or jurisdiction.

1.31        “Net Sales” shall mean the gross amount actually received by Neurogenetics and its Affiliates or, if Neurogenetics or its Affiliate sublicenses its rights with respect to Licensed Product or Additional Product in a given jurisdiction, by the Sublicensee in such jurisdiction for sales of Licensed Product or Additional Product to independent purchasers in arm’s length transactions, less the following customary and reasonable items, actually allowed or granted for such Licensed Product or Additional Product (if not previously deducted from the amount invoiced): (i) trade discounts, credits or allowances, (ii) credits or allowances additionally granted upon returns, rejections or recalls, (iii) freight, shipping and insurance charges, (iv) taxes, duties or other governmental tariffs (other than income taxes) and (v) government mandated rebates.

If a Licensed Product or an Additional Product is sold or provided as part of a system, package, or combination product or service that contains one or more other active ingredients or other parts that could be sold separately (each, a “Combination Product”), Net Sales shall be calculated by multiplying the Net Sales from the sale of Combination Products by the fraction A/B, where “A” is the fair market value of the Licensed Product or Additional Product when supplied or priced separately and “B” is the fair market value of the Combination Product. In the event that no market price is available for the Licensed Product or Additional Product when supplied or priced separately, fair market value shall be determined in good faith by Neurogenetics and LSRI.

1.32        “Neurogenetics Indemnitee” shall have the meaning provided in Section 10.1(b).

1.33        “Patents” shall mean (a) patents and patent applications, existing as of the Effective Date or filed during the Term in accordance with Section 5.2, (b) any and all corresponding foreign patents and patent applications, whether now existing or hereafter filed, (c) provisionals, substitutions, divisionals, reexaminations, reissues, renewals, extensions, term restorations, continuations, continuations-in-part, substitute applications and inventors’ certificates, arising from, or based upon, any of such patents or patent applications, and (d) patents issuing from any such patent applications.

1.34        “Phase I Clinical Trial” shall mean a human clinical trial in any country to initially evaluate the safety of Licensed Product or Additional Product in human subjects or that would otherwise satisfy the requirements of 21 CFR 312.21(a) or the equivalent laws, rules or regulations in a regulatory jurisdiction outside the United States.

1.35        “Phase II Clinical Trial” shall mean a human clinical trial in any country to initially evaluate the effectiveness of Licensed Product or Additional Product for a particular indication or indications in human subjects with the disease or indication under study or that

***   Confidential Treatment Requested

would otherwise satisfy the requirements of 21 CFR 312.21(b) or the equivalent laws, rules or regulations in a regulatory jurisdiction outside the United States.

1.36        “Phase III Clinical Trial” shall mean a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of the Licensed Product or Additional Product as a basis for approval of an NDA for such Licensed Product or Additional Product or that would otherwise satisfy the requirements of 21 CFR 312.21(c) or the equivalent laws, rules or regulations in a regulatory jurisdiction outside the United States.

1.37        “Receiving Party” shall have the meaning provided in Section 7.1.

1.38        “Regulatory Approval” shall mean approval of an NDA and satisfaction of any related applicable regulatory registration and notification requirements (if any).

1.39        “Research Field” shall mean the discovery, synthesis, identification and characterization of Licensed Compound or Additional Compound and the development, use, manufacturing, marketing, distribution and sale of Licensed Product or Additional Product.

1.40        “Research Plan” shall mean the plan for conducting the Research Program attached hereto as Exhibit B, as amended from time to time in accordance with Section 2.2.

1.41        “Research Program” shall mean the program for research in the Research Field to be conducted by LSRI during the Research Term in accordance with the Research Plan.

1.42        “Research Technology” shall mean (a) all Know-How conceived or reduced to practice or generated by or on behalf of LSRI in the course of the research conducted under the Research Program and (b) any Patents and other intellectual property rights covering the Know-How described in subsection (a).

1.43        “Research Term” shall mean the [***] ([***]) year period following the Effective Date, which may be extended for an additional [***] ([***]) year period by written agreement of the parties entered into before the end of the period to be extended.

1.44        “Royalty Term” shall mean, with respect to each country in which Licensed Product or Additional Product is sold, on a product-by-product basis, that time period beginning on the First Commercial Sale of such Licensed Product or Additional Product in such country and expiring, on a country-by-country basis, on the later of:

(a)           [***] ([***]) years from the date of First Commercial Sale of such Licensed Product or Additional Product in such country;

(b)           the expiration in such country of the last-to-expire Controlled Patent with a Valid Claim; or

(c)           the expiration of the Data Exclusivity Period of such Licensed Product or Additional Product in such country;

***   Confidential Treatment Requested

provided, however, that in the event that Generic Competition occurs in such country during the applicable Royalty Term and results in a loss of more than [***]% of the market share of the market for such Licensed Product or Additional Product, as applicable, in such country (as reported in prescriptions by IMS or a similar tracking service), the Royalty Term in such country shall automatically expire.

1.45        “Sublicense Fee” shall mean any cash upfront payment received by Neurogenetics or its Affiliates from a Sublicensee. For clarification, if Neurogenetics forms an Affiliate of Neurogenetics, which Affiliate’s only asset is Neurogenetics’ rights in Licensed Compounds and Licensed Products and/or Additional Compounds and Additional Products, then any cash upfront payment received by such Affiliate of Neurogenetics from a pharmaceutical company, biotechnology company or other similar life sciences business entity (for clarification, any investment in such Affiliate by a venture capital or private equity firm purely as a financial investment is excluded) in order to acquire rights to Licensed Products and/or Additional Products or to acquire an ownership interest in such Affiliate shall be deemed to be Sublicense Fees. In addition, if Neurogenetics assigns to a Third Party only its business or assets with respect to Licensed Compound and Licensed Product or Additional Compound and Additional Product, but not any other business or assets of Neurogenetics to a Third Party or the business and assets of Neurogenetics as a whole, then any cash upfront payment received by Neurogenetics from such Third Party in order to acquire such business or assets with respect to Licensed Compound and Licensed Product or Additional Compound and Additional Product shall be deemed to be Sublicense Fees. Notwithstanding the foregoing, the term “Sublicense Fee” shall not include any monies (or equivalent value) received by Neurogenetics or its Affiliates from a Sublicensee which is a payment in the form of: (a) royalties on actual sales to Third Parties, (b) milestone payments linked to attainment of research, development and commercialization goals, (c) support, at fair market value, of Neurogenetics’ or its Affiliates’ laboratory research and development programs, (d) bona fide loans, (e) equity investments in Neurogenetics or its Affiliates at fair market value (except as expressly provided in the immediately preceding sentence), or (f) payment to Neurogenetics or its Affiliates in connection with the grant of rights to any other intellectual property of Neurogenetics or its Affiliates.

1.46        “Sublicensee” shall mean any Third Party to which Neurogenetics or its Affiliate has granted a sublicense under the Licensed Technology or Research Technology pursuant to the terms of this Agreement.

1.47        “Term” shall have the meaning provided in Section 9.1.

1.48        “Third Party” shall mean any entity other than LSRI or Neurogenetics or an Affiliate of LSRI or Neurogenetics.

1.49        “U.S.” shall mean the United States.

1.50        “Valid Claim” shall mean a claim of an issued patent included within the Controlled Patents, which claim has not lapsed, been cancelled or become abandoned irrevocably and has not been declared invalid or unenforceable by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2.                                      RESEARCH PROGRAM

2.1          Conduct; Supervision. During the Research Term, LSRI shall conduct the Research Program in accordance with the Research Plan and this Agreement. Any amendment or revisions to the Research Plan shall be in writing and shall require unanimous approval of the JRC. LSRI shall regularly inform Neurogenetics of any Research Technology discovered under the Research Program. LSRI acknowledges the importance of distinguishing the Research Program funded under Section 4.1 from other research conducted by LSRI. LSRI agrees to distinguish the Research Program from all other work in all experiments, records and materials.

2.2          Governance. Promptly after the Effective Date, the parties will form a Joint Research Committee (“JRC”) comprised of an equal number of representatives of each LSRI and Neurogenetics, with at least two (2) representatives of LSRI and at least two (2) representatives of Neurogenetics. One (1) member of the JRC shall be selected to act as chairperson of the JRC, with each chairperson acting for a term of twelve (12) months. The chairperson shall be selected alternately by Neurogenetics and LSRI, and Neurogenetics shall designate the first chairperson. The JRC shall determine the specific goals of the Research Program, shall monitor the progress and results of such work and shall facilitate ongoing cooperation between the parties. All decisions of the JRC shall require unanimous approval, with the LSRI representatives on the JRC having one vote collectively and the Neurogenetics representatives on the JRC having one vote collectively. The JRC shall meet on a quarterly basis or at such other frequency as the JRC agrees. The parties shall agree upon the time and place of meetings. Within thirty (30) days after each meeting, the JRC chairperson will provide the parties with a written report describing, in reasonable detail, the status of the Research Program, a summary of the results and progress to date, the issues requiring resolution, and the agreed resolution of previously reported issues. A reasonable number of additional representatives of each party may attend meetings of the JRC in a non-voting capacity.

3.                                      LICENSE; DISCLOSURE OF LICENSED KNOW-HOW

3.1          License Grant. Subject to the terms and conditions of this Agreement, LSRI hereby grants to Neurogenetics and its Affiliates during the Term an exclusive (even as to LSRI), worldwide, royalty bearing license, with the right to sublicense through multiple tiers of sublicense, under the Licensed Technology and Research Technology to research, develop, make, have made, use, sell, offer for sale, have sold and import Licensed Products and Additional Products in the Field; provided however, that LSRI retains the right to conduct research using Licensed Compounds and Additional Compounds to the extent provided in the Research Plan, which may not be transferred. In the event that an Affiliate of Neurogenetics is given access to the Licensed Technology by Neurogenetics, Neurogenetics shall provide prompt notice to LSRI of the grant of such access. For clarification, LSRI retains all rights under the Licensed Technology other than the rights to research, develop, make, have made, use, sell, offer for sale, have sold and import Licensed Products and Additional Products in the Field licensed to Neurogenetics under this Section 3.1.

3.2          Sublicenses. In the event that Neurogenetics sublicenses any of its rights to the Licensed Technology or Research Technology to a Sublicensee pursuant to Section 3.1, such sublicense shall include terms and conditions consistent with the terms and conditions of the license granted under this Agreement. Sublicenses, if any, granted hereunder, will be to Third Parties in an arm’s length transaction under written agreements, copies of which will be provided to LSRI, and conditioned on (i) such Sublicensees’ agreement to accept and abide with the terms and obligations of this Agreement; and (ii) Neurogenetics being in compliance with its payment obligations hereunder at the time such sublicense is granted. In addition, if such sublicense is granted after the [***]of the [***] of [***] or [***], Neurogenetics shall provide to LSRI within [***] ([***]) days after execution of such sublicense information regarding the Sublicense Fee payable with respect to such sublicense in order to enable LSRI to make the decision required under Section 4.5.

3.3          Disclosure of Licensed Know-How. LSRI shall use commercially reasonable efforts to supply Neurogenetics, as promptly as practicable after the Effective Date, and in any event within [***] ([***]) days of the Effective Date, with all Licensed Know-How. The parties agree to work in good faith to complete the provision of Licensed Know-How to Neurogenetics within the time period set forth above. In addition, during such period, LSRI will grant Neurogenetics access, during normal business hours, to appropriate LSRI personnel for reasonable consultation related to the Licensed Know-How in accordance with LSRI’s regulations. Neurogenetics will pay LSRI for the reasonable cost of such disclosure. LSRI will provide Neurogenetics with reasonable documentation regarding such costs at the time it provides an invoice for payment.

4.                                      PAYMENTS

4.1          Research Funding. During the first [***] ([***]) years of the Research Term, Neurogenetics agrees to make research funding payments to LSRI in the amount of [***] [***] U.S. dollars (US$[***]) per year (to be paid in equal quarterly installments in advance for the first [***] ([***]) [***]of the Research Term starting within [***] ([***]) days of the Effective Date) for research performed by LSRI pursuant to the Research Plan and the terms of this Agreement. Thereafter, such payments will be [***]  of the Research Term after the [***] by [***] percent ([***] %). All additional payments shall be made on a quarterly basis.

4.2          Milestone Payments. Neurogenetics will pay LSRI the amounts set forth below upon the first occurrence of each of the milestone events set forth below, each such payment to be made within [***] ([***]) days after achievement of such milestone event. Neurogenetics will make each of such milestone payments only once for the first occurrence of a respective milestone event, regardless of how many times the milestone event may subsequently be achieved.

(1) [***]	$	[***]
(2) [***]	$	[***]
(3) [***]	$	[***]
(4) [***]	$	[***]

***   Confidential Treatment Requested

(5) [***]	$	[***]
(6) [***]	$	[***]
(7) [***]	$	[***]
(8) [***]	$	[***]
(9) [***]	$	[***]
(10) [***]	$	[***]
(11) [***]	$	[***]
(12) [***]	$	[***]
(13) [***]	$	[***]

***   Confidential Treatment Requested

Notwithstanding the above, (a) in the event that Neurogenetics [***]  milestone events ([***]), ([***]) and/or ([***])[***]  ([***])[***] of the Effective Date, Neurogenetics shall pay to LSRI [***] percent ([***] %) of the amounts owed under this Section 4.2 with respect to any such milestone events that [***] by such date within [***]  ([***])[***]; and (b) in the event that Neurogenetics [***] ([***]), ([***]) and/or ([***]) within [***] ([***])[***] of the Effective Date, Neurogenetics shall pay to LSRI any remaining amounts owed under this Section 4.2 with respect to such [***]  that[***]  by such date within [***] ([***])[***].

4.3          Royalties. Except as provided in Section 4.5 and subject to Section 4.7(a), Neurogenetics shall pay to LSRI a royalty of [***] percent ([***] %) of Net Sales of Licensed Product and Additional Product during the Royalty Term.

4.4          Sublicense Fee. Except as provided in Section 4.5, LSRI shall receive payments with respect to the Sublicense Fee received by Neurogenetics or its Affiliates at the applicable percentage set forth below:

(a)           in the event that Neurogenetics or its Affiliates sublicenses its rights with respect to Licensed Product or Additional Product to a Sublicensee in a given jurisdiction [***]  of the[***]  the [***], Neurogenetics shall pay to LSRI an amount equal to [***]  percent ([***] %) of the Sublicense Fee received from such Sublicensee; or

(b)           in the event that Neurogenetics or its Affiliates sublicenses its rights with respect to Licensed Product or Additional Product to a Sublicensee in a given jurisdiction [***] of the[***]for [***] the [***] of the [***] for [***] the [***], Neurogenetics shall pay to LSRI an amount equal to[***] percent ([***] %) of the Sublicense Fee received from such Sublicensee.

4.5          Alternative Royalty and Sublicense Fee. Notwithstanding anything to the contrary in Sections 4.3 and 4.4, in the event that Neurogenetics or its Affiliates sublicenses its rights with respect to Licensed Product or Additional Product to a Sublicensee in any given jurisdiction after the initiation of the first Phase III Clinical Trial for Licensed Product or

***   Confidential Treatment Requested

Additional Product in the U.S., LSRI shall receive royalties on Net Sales in such jurisdiction and payment on Sublicense Fees received from such Sublicensee according to one (1) of the following payment structures, as selected by LSRI upon written notice to Neurogenetics within [***]  ([***]) days of receipt of information with respect to the sublicense provided by Neurogenetics pursuant to Section 3.2:

(a)           a royalty of [***] percent ([***] %) of Net Sales of Licensed Product or Additional Product in such jurisdiction (subject to Section 4.7(a)) and [***] percent ([***] %) of the Sublicense Fee received from such Sublicensee;

(b)           a royalty of [***] percent ([***] %) of Net Sales of Licensed Product or Additional Product in such jurisdiction (subject to Section 4.7(a)) and [***] percent ([***] %) of the Sublicense Fee received from such Sublicensee; or

(c)           [***] percent ([***] %) of the Sublicense Fee received from such Sublicensee.

In the event [***] does not provide written notice of its selection under this Section 4.5 within the required [***] ([***]) day period [***] will be deemed to have selected the payment structure in Section 4.5(a). Royalties payable under this Section 4.5 shall be payable during the Royalty Term.

4.6          Minimum Payment on Sublicense Fee. In the event LSRI receives an amount of less than [***]  U.S. dollars (US$[***]) as the payment due under Section 4.4 or 4.5, as applicable, based on the first Sublicense Fee, Neurogenetics will make an additional payment to LSRI equal to the amount by which [***]  U.S. dollars (U.S.$ [***]) exceeds the total amount paid to LSRI under Section 4.4 or 4.5 with respect to such first Sublicense Fee (the “Excess Fee”). Neurogenetics may credit the Excess Fee against any future payments to LSRI under Sections 4.4 and 4.5 based on Sublicense Fees.

4.7          Calculation and Payment of Royalties and Percentage of Sublicense Fees.

(a)           Notwithstanding anything to the contrary in this Agreement, during the Royalty Term for a given country, the applicable royalty payable on Net Sales of Licensed Product or Additional Product, as applicable, in such country shall be (i) [***]  percent ([***] %) of the royalty rate payable under Section 4.3 or 4.5, as applicable, for so long as there is a Valid Claim covering such Licensed Product or Additional Product, as applicable, in such country or the Data Exclusivity Period in such country for such Licensed Product or Additional Product, as applicable, is in effect, or (ii) [***] percent ([***] %) of the royalty rate payable under Section 4.3 or 4.5, as applicable, for any period that subsection (i) does not apply and Generic Competition results in a loss of [***] % or less of the market share of the market for such Licensed Product or Additional Product, as applicable, in such country (as reported in prescriptions by IMS or a similar tracking service).

(b)           Payments pursuant to Sections 4.3, 4.4, and 4.5 and reports for the sale of Licensed Product and Additional Product shall be calculated and reported for each calendar quarter. All payments due to LSRI pursuant to Sections 4.3, 4.4, and 4.5 shall be paid within

***   Confidential Treatment Requested

[***] ([***]) days of the end of each calendar quarter, unless otherwise specifically provided herein. Each such payment shall be accompanied by a report in sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation, the number of Licensed Products and Additional Products sold, the gross sales and Net Sales of Licensed Products and Additional Products, the Sublicense Fees received from Sublicensees, the applicable royalty payable under Section 4.3 or 4.5, in U.S. dollars, the method used to calculate such royalty and the exchange rates used, as applicable. Payments to LSRI with respect to the Sublicense Fee will be paid within [***] ([***]) days of receipt of payments from Sublicensee. The Chief Financial Officer of Neurogenetics shall certify that each report remitted to LSRI is a fair and accurate report of the royalty or other payment due and payable. In case Neurogenetics fails to pay any payment on its due date, Neurogenetics shall pay interest pursuant to Section 4.8.

4.8          Interest Rate. Any interest to be paid pursuant to this Agreement shall be paid at the lesser of the U.S. Prime Rate effective for the outstanding period (as published in The Wall Street Journal, Western Edition) plus [***] percent ([***] %) or the maximum rate allowed under New York state law.

4.9          Tax Withholding. Any tax required to be withheld by Neurogenetics or any Affiliate or Sublicensee under the laws of any foreign country for the account of LSRI under this Article 4 shall be deducted from the applicable payment to LSRI and promptly paid by Neurogenetics or said Affiliate or Sublicensee for and on behalf of LSRI to the appropriate governmental authority (provided that, if Neurogenetics assigns its obligations under this Agreement to a non-U.S. Affiliate, the amount of any withholding taxes deducted from payments by such Affiliate to LSRI shall not exceed the amount of any withholding taxes that would have been deducted by Neurogenetics had Neurogenetics made such payment to LSRI), and Neurogenetics or the Affiliate shall furnish LSRI with proof of payment of such tax together with official or other appropriate evidence issued by the appropriate governmental authority sufficient to enable LSRI to support a claim for income tax credit in respect of any sum so withheld.

4.10        Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. For payments made on sales of Licensed Product and Additional Product, with respect to each quarter, for countries other than the U.S., whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at a rate of exchange equal to the rate of exchange for the currency of the country from which payments are payable as published in The Wall Street Journal, Western Edition, on the last business day of the calendar quarter for which a payment is due. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by LSRI, unless otherwise specified in writing by LSRI.

4.11        Prohibited Payments. Notwithstanding any other provision of this Agreement, if Neurogenetics is prevented from making any such payment by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which accrued to LSRI’s account in a bank acceptable to LSRI in the country whose currency is involved.

***   Confidential Treatment Requested

4.12        Records; Audits. Neurogenetics shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate records pertaining to the sale of Licensed Product and Additional Product and payment of Sublicense Fees in sufficient detail to permit LSRI to confirm the accuracy of payments due hereunder. Upon written request to Neurogenetics by LSRI and no more than once in any calendar year, LSRI shall have the right to cause an independent, certified public accountant reasonably acceptable to Neurogenetics to audit such records to confirm Net Sales and royalty payments and payments with respect to Sublicense Fees for any calendar year ending not more than three (3) years prior to the date LSRI requests such audit. LSRI agrees to treat, and to cause such accountant to treat, all such information as confidential and not to use or disclose any such information for any purpose except to determine compliance with this Agreement. For the avoidance of doubt, Neurogenetics, its Affiliates and Sublicensees shall not be obligated to provide LSRI or such accountant with access to any records or information other than that which is necessary to confirm Net Sales, royalty payments or payments with respect to Sublicense Fees payable under this Agreement. Such audits may be exercised during normal business hours upon reasonable prior written notice to Neurogenetics. If any audit or examination shall reveal a deficiency of any payment due, Neurogenetics shall make payment to LSRI of such deficiency plus interest pursuant to Section 4.8. Payment shall be made within ten (10) days following announcement of the results of the audit to Neurogenetics and LSRI. The parties shall promptly make any adjustments necessary to reflect the results of such audit. LSRI shall bear the full cost of such audit unless such audit discloses a shortfall by more than five percent (5%) from the actual amount of any payment due under this Agreement, in which case, Neurogenetics shall bear the full cost of such audit.

5.                                      INTELLECTUAL PROPERTY

5.1          Ownership of Inventions. Ownership of inventions conceived through the use or practice of any Licensed Technology or Research Technology shall be determined in accordance with U.S. laws of inventorship. For the avoidance of doubt, Neurogenetics shall own all Know-How conceived, reduced to practice or generated by its employees or consultants through the use or practice of the Licensed Technology or the Research Technology, including all intellectual property rights on or in any of the foregoing, and LSRI shall own all Know-How conceived, reduced to practice or generated by its employees or consultants through the use or practice of the Research Technology, including all intellectual property rights on or in any of the foregoing.

The parties shall obtain appropriate agreements from all personnel or outside contractors participating in the development hereunder, as necessary to assign to Neurogenetics and/or LSRI all right, title and interest in and to any invention that may be developed as a result of the work performed under this Agreement relating to Licensed Compound, Additional Compound, Licensed Product and Additional Product.

5.2          Prosecution and Maintenance of Controlled Patents. Neurogenetics shall have the first right, but not the obligation, to file, prosecute and maintain all Patents included in the Controlled Patents. Neurogenetics shall provide LSRI with an opportunity to review and discuss with Neurogenetics prosecution strategy and to consult with Neurogenetics on the content of patent filings with respect to Controlled Patents. Neurogenetics shall be responsible for all costs, fees and expenses incurred from and after the Effective Date in connection with the filing, prosecution and maintenance of such Controlled Patents by Neurogenetics. Neurogenetics undertakes to notify LSRI in writing in a timely manner if it does not desire to support the continued prosecution or appeals or maintenance of any of the Patents included in the Controlled Patents. In the event Neurogenetics declines to pursue, or does not, within sixty (60) days following written request from LSRI, take reasonably requested action with respect to, the filing, prosecution or maintenance of any Patents included in the Controlled Patents, LSRI may, at its own expense, continue to prosecute or maintain such Controlled Patent, in which case Neurogenetics’ license hereunder with respect to such Patent shall be terminated forthwith and all rights with respect thereto shall revert to LSRI.

5.3          Enforcement of Controlled Patents. Each party shall promptly notify the other in writing of any alleged or threatened infringement of any Patent included in the Controlled Patents of which such party becomes aware.

(a)           With respect to any infringement of any Patent included in the Controlled Patents, Neurogenetics shall have the first right, but not the obligation, to bring and control any action or proceeding with respect to such infringement at its own expense and by counsel of its own choice, and LSRI shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Neurogenetics fails to bring such an action or proceeding within (i) sixty (60) days following the notice of alleged infringement or (ii) ten (10) days before the time limit, if any, set forth in the applicable laws and regulations for the filing of such actions, whichever comes first, LSRI shall have the right to bring and control any action or proceeding with respect to such infringement at its own expense and by counsel of its own choice. If LSRI actually brings such an action or proceeding within sixty (60) days after the end of the period described in the preceding sentence and provides written notice thereof to Neurogenetics, then Neurogenetics’ license hereunder with respect to any such Patent within the Controlled Patents that is the subject of such action or proceeding shall be terminated forthwith and all rights with respect thereto shall revert to LSRI.

(b)           In the event a party brings an infringement action in accordance with this Section 5.3, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 5.3 in a manner that diminishes the rights or interests of the other party without the consent of such other party (which shall not be unreasonably withheld). Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Neurogenetics and LSRI, shall be retained by the party that brought and controlled such litigation for purposes of this Agreement, except that any recovery realized by Neurogenetics as a result of such litigation, after reimbursement of the parties’ litigation expenses, shall, to the extent attributable to lost sales of Licensed Product, be treated as Net Sales of Licensed Product.

5.4          Third Party Infringement Claims. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. A party shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by such party’s activities at its own expense and by counsel of its own choice. If Neurogenetics fails to defend any such claim against Neurogenetics within (i) sixty (60) days following the notice of alleged infringement or (ii) ten (10) days before the time limit, if any, set forth in the applicable laws and regulations for the filing of such actions, whichever comes first, and the failure to so defend would have an adverse effect on any Patent within the Controlled Patents, then LSRI shall have the right to assume the defense against such claim at its own expense and by counsel of its own choice. If LSRI actually defends against such claim within sixty (60) days after the end of the period described in the preceding sentence and provides written notice thereof to Neurogenetics, then Neurogenetics’ license hereunder with respect to any such Patent within the Controlled Patents that would be adversely affected if such claim were not defended against shall be terminated forthwith and all rights with respect thereto shall revert to LSRI. Neither party shall have the right to settle any patent infringement litigation under this Section 5.4 relating to the Patents in a manner that diminishes the rights or interests of the other party without the consent of such other party (which shall not be unreasonably withheld).

5.5          Cooperation of the Parties. Each party agrees to cooperate fully in the preparation, filing, and prosecution of any Controlled Patents under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to any Patent claiming a Licensed Product or Additional Product being developed or commercialized by Neurogenetics or Sublicensees. Such cooperation includes, but is not limited to, promptly informing the other party of any matters coming to such party’s attention that may affect the preparation, filing, prosecution or maintenance of any Patents.

6.                                      DUE DILIGENCE; REVERSION RIGHTS

6.1          Due Diligence. Neurogenetics shall make all decisions relating to development and commercialization activities with respect to any Licensed Product or Additional Product in the Field; provided, however, that Neurogenetics shall exert commercially reasonable efforts consistent with business practices in the relevant market segment to carry out development of at least one Licensed Product or Additional Product so as to meet the requirements to gain marketing approval in the U.S. and, following Regulatory Approval, to sell at least one Licensed Product or Additional Product for at least one indication and shall be subject to the following diligence obligations with respect to Licensed Product and Additional Product:

(a)           Neurogenetics shall use commercially reasonable efforts to [***] within [***] ([***]) months of the Effective Date;

(b)           Neurogenetics shall use commercially reasonable efforts to [***]  within [***]  ([***]) years of the Effective Date; and

(c)           Neurogenetics shall use commercially reasonable efforts to [***] within [***] ([***]) after [***] of such[***], which [***] the [***] and was[***] to [***].

Neurogenetics shall report to LSRI regularly on the development and commercialization activities performed hereunder.

7.                                      CONFIDENTIALITY; PUBLICATION

7.1          Confidentiality. The parties agree that, during the Term, and for a period of [***] ([***]) years thereafter, each party (the “Receiving Party”) will maintain in confidence,

***   Confidential Treatment Requested

and will not use, all Confidential Information disclosed to it by the other party (the “Disclosing Party”) under this Agreement or the Confidentiality Agreement dated March 16, 2003, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties. The parties agree that the financial terms of the Agreement will be considered Confidential Information of both parties. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but at least reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Disclosing Party’s Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.

7.2          Exceptions. The obligations of confidentiality contained in Section 7.1 will not apply to the extent that it can be established by the Receiving Party by competent written evidence that such Confidential Information:

(a)           was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)           became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(d)           was independently discovered or developed by the Receiving Party without the use of Confidential Information of the Disclosing Party; or

(e)           was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to others.

7.3          Authorized Disclosure. The Receiving Party may disclose the Confidential Information of the Disclosing Party to the extent such disclosure is reasonably necessary in the following instances:

(a)           filing, prosecuting or maintaining the Controlled Patents in accordance with this Agreement;

(b)           practicing the licenses granted hereunder or preparing and submitting regulatory filings with respect to Licensed Products or Additional Products;

(c)           prosecuting or defending litigation or complying with applicable court orders or governmental laws, rules or regulations including, but not limited to, disclosures required by the FDA or the Securities and Exchange Commission; or

(d)           disclosure to Affiliates, Sublicensees, employees, consultants, agents or other Third Parties who have a need to know such information for purposes of this Agreement or in connection with due diligence or similar investigations, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Affiliate, Sublicensee, employee, consultant, agent or Third Party is subject to obligations of confidentiality and non-use comparable to those set forth in this Section 7.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 7.3(c), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law and on any disclosure to Third Parties.

7.4          Publications. The parties recognize that the publication of papers regarding results of and other information regarding the Research Program, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Research Program and/or includes the other party’s Confidential Information. Before any such paper is submitted for publication, the publishing party shall deliver a complete copy to the non-publishing party at least forty-five (45) days prior to submitting the paper to a publisher. The non-publishing party shall review any such paper and give its comments to the publishing party within thirty (30) days of its receipt of such paper. With respect to oral presentation materials and abstracts, the non-publishing party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than thirty (30) days from the date of receipt by the non-publishing party. The publishing party shall comply with the non-publishing party’s request to delete references to Confidential Information of the non-publishing party in any such paper and agrees to withhold publication of same for an additional ninety (90) days in order to permit the-non publishing party to obtain patent protection, if the non-publishing party deems it necessary, in accordance with the terms of this Agreement.

8.                                      REPRESENTATIONS AND WARRANTIES

8.1          Representations and Warranties of LSRI. LSRI represents and warrants to Neurogenetics that:

(a)           LSRI has as of the Effective Date, and will have during the Term, sufficient rights and power to grant the licenses to Neurogenetics which it purports to grant herein and, as of the Effective Date, Controls the Licensed Patents set forth on Exhibit A;

(b)           there are, as of the Effective Date, and during the Term shall be, no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, regarding the Licensed Technology to which LSRI is a party or which are binding upon LSRI which are inconsistent or in conflict with any provision of this Agreement;

(c)           as of the Effective Date, LSRI has received no written claim or accusation that the practice of the Licensed Patents or the manufacture, use or sale of Licensed Compound or Additional Compound infringes or may infringe any Third Party patent; and

(d)           to the best of LSRI’s knowledge, as of the Effective Date, LSRI has not received a written notification of any interference proceeding, opposition proceeding, cancellation proceeding or other protest proceeding relating to the Licensed Patents being instituted against LSRI.

8.2          Mutual Representations and Warranties. Each party hereby represents and warrants to the other party that:

(a)           it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder;

(b)           this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; and

(c)           the execution, delivery and performance of this Agreement do not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.3          Disclaimer. Except as expressly set forth herein, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTIBILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

8.4          Performance by Affiliates. The parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates and/or Sublicensees; provided, however, that each party shall remain responsible and be guarantor of the performance by its Affiliates and/or Sublicensees and shall cause its Affiliates and/or Sublicensees to comply with the provisions of this Agreement in connection with such performance, and that such performance through Affiliates and/or Sublicensees shall not adversely affect the rights of the other party.

9.                                      TERM; TERMINATION

9.1          Term. The term of this Agreement will commence as of the Effective Date of this Agreement and, unless sooner terminated as provided hereunder, will terminate upon the expiration of the last Royalty Term (the “Term”). Upon expiration of the Royalty Term in a given jurisdiction, Neurogenetics shall continue to have a license on the terms described in Section 3.1, except that such license shall be fully paid, perpetual, irrevocable and nonexclusive.

9.2          Termination by Neurogenetics. Neurogenetics shall have the right to terminate this Agreement for any reason or for no reason upon ninety (90) days’ written notice to LSRI. Any payment under Section 4.1 made after the date Neurogenetics notifies LSRI of termination under this Section 9.2 shall be the pro rata amount due for the period prior to the effective date of such termination.

9.3          Termination by LSRI. In the event that Neurogenetics fails to timely make any payment and such failure continues for thirty (30) days following the date of notice thereof by LSRI, LSRI shall have the right at any time to terminate this Agreement forthwith upon written notice to Neurogenetics. Notwithstanding anything in this Section 9.3 to the contrary, to the extent Neurogenetics reasonably and in good faith disagrees with any assertion by LSRI that Neurogenetics has failed to timely make any royalty payment or payment based on any Sublicense Fee (but not any other payment) due under this Agreement, and Neurogenetics provides written notice to LSRI of its disagreement and the basis for its belief within fifteen (15) days after Neurogenetics receives notice from LSRI of a failure to make payment under this Section 9.3, this Agreement will remain in effect and any termination of this Agreement under Section 9.3 will be suspended pending resolution of such disagreement between the parties. The parties will attempt to resolve such disagreement as expeditiously as possible and Neurogenetics will continue to comply with the provisions of this Agreement, including the payment provisions, to the extent that they are not the subject of the disagreement between the parties.

9.4          Termination for Cause. Each party shall have the right to terminate this Agreement upon sixty (60) days’ written notice to the other upon the occurrence of any of the following:

(a)           Upon or after bankruptcy, insolvency, dissolution or winding up or assignment for the benefit of creditors of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation) or a petition is filed for any of the foregoing and is not removed within ninety (90) days; or

(b)           Upon or after the breach of any material provision of this Agreement by the other party, including, with respect to Neurogenetics, its Affiliates, (other than as provided in Section 9.3) if the breaching party has not cured such breach within the sixty (60) day period following written notice of termination by the non-breaching party.

Notwithstanding anything in this Section 9. 4 to the contrary, to the extent Neurogenetics reasonably and in good faith disagrees with any assertion by LSRI that there has been a material breach or material default of this Agreement by Neurogenetics, and Neurogenetics provides written notice to LSRI of its disagreement and the basis for its belief within fifteen (15) days after Neurogenetics receives notice from LSRI of a breach under this Section 9.4, this Agreement will remain in effect and any termination of this Agreement under Section 9.4 will be suspended pending resolution of such disagreement between the parties. The parties will attempt to resolve such disagreement as expeditiously as possible and Neurogenetics will continue to comply with the provisions of this Agreement, including the payment provisions, to the extent that they are not the subject of the disagreement between the parties.

9.5          Effect of Termination; Surviving Obligations.

(a)           Upon termination of this Agreement by LSRI pursuant to Section 9.3 or by either party pursuant to Section 9.4, all rights and obligations of the parties under this Agreement shall terminate (except that if LSRI terminates this Agreement only as to a particular country or countries under Section 9.4(b) then the rights and obligations of the parties under this Agreement shall terminate only as to such country or countries), except as set forth in this Section 9.5.

(b)           Upon termination of this Agreement by Neurogenetics pursuant to Section 9.2 (where Neurogenetics has not committed a breach of this Agreement permitting termination by LSRI under Section 9.3 or 9.4): (i) all rights to the Licensed Technology and Research Technology shall revert to LSRI; (ii) Neurogenetics shall provide to LSRI all data generated by Neurogenetics in the course of development of Licensed Product and Additional Product and hereby grants to LSRI a non-exclusive, worldwide, royalty-bearing (as provided below) license, with the right to sublicense through multiple tiers of sublicense, under any Know-How and Patents Controlled by Neurogenetics, which are necessary to make, have made, use, sell, offer for sale and import Licensed Product and Additional Product, solely to make, have made, use, sell, offer for sale and import Licensed Product or Additional Product; and (iii) all other rights and obligations of the parties under this Agreement shall terminate, except as set forth in this Section 9.5. In the event that the [***] and the [***] to [***] to [***] for [***] or [***], LSRI shall pay to Neurogenetics a royalty of [***] percent ([***] %) of Net Sales of Licensed Product or Additional Product ([***] percent ([***] %) [***] for [***] of [***] or [***]) during the Royalty Term, and the provisions of Sections 1.31, 4.7, 4.8. 4.9. 4.10, 4.11 and 4.12 shall apply with respect to such royalty payments (with references therein to Neurogenetics instead referring to LSRI and references therein to LSRI instead referring to Neurogenetics for purposes of this provision).

(c)           In the event that the license granted to Neurogenetics under Section 3.1 is terminated in accordance with this Section 9, any existing sublicenses granted by Neurogenetics shall remain in effect and shall be automatically assigned by Neurogenetics to LSRI so that such sublicenses shall become direct licenses between LSRI and the applicable Sublicensees on the terms set forth herein, provided that Neurogenetics has paid any amounts due and owing to LSRI under this Agreement as of such termination or any such sublicensee pays LSRI such amounts due and owing to LSRI by Neurogenetics under this Agreement.

(d)           Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Except as expressly set forth elsewhere in this Agreement, the obligations and the rights of the parties under Sections 2.1, 4.12, 5.1, 7, 8.3, 9, 10 and 11 shall survive expiration or termination of this Agreement.

9.6          Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by either party to the other party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that the party not subject to bankruptcy proceedings, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The

***   Confidential Treatment Requested

parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against any party under the U.S. Bankruptcy Code, the other party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the party not subject to bankruptcy proceedings, unless the other party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of either party upon written request therefor by the other party.

9.7          Remedies. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each party shall have all other rights and remedies at law or equity to enforce this Agreement.

10.                               INDEMNIFICATION

10.1        Indemnification.

(a)           Neurogenetics hereby agrees to save, defend, indemnify and hold harmless LSRI, its directors, officers, employees, agents and Affiliates (and its directors, officers, employees and agents) and, in the event of a grant by Neurogenetics of rights to LSRI under Section 9.5(b), LSRI’s sublicensee of such rights (and its directors, officers, employees and agents) (each, a “LSRI Indemnitee”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expenses and attorneys’ fees (“Losses”), to which a LSRI Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of (a) the practice by Neurogenetics of the license granted under Section 3.1, (b) the development, manufacture, handling, storage, sale or other disposition of any Licensed Product or Additional Product by Neurogenetics and its Affiliates and Sublicensees, or (c) the breach by Neurogenetics of any of its obligations hereunder, except to the extent such Losses are finally proven to result from the willful misconduct of any LSRI Indemnitee.

(b)           LSRI hereby agrees to save, defend, indemnify and hold harmless Neurogenetics, its directors, officers, employees and agents, its Affiliates (and its directors, officers, employees and agents) and its Sublicensees (and its directors, officers, employees and agents) (each, a “Neurogenetics Indemnitee”) from and against any and all Losses to which a Neurogenetics Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of (a) the practice by LSRI of any license or use of data provided under Section 9.5(b), including, but not limited to, the development, manufacture, handling, storage, sale or other disposition of any Licensed Product by LSRI, its Affiliates and sublicensees, or (b) the breach by LSRI of any of its obligations hereunder, except to the extent such Losses are finally proven to result from the willful misconduct of any Neurogenetics Indemnitee.

(c)           In the event a party seeks indemnification under Section 10.1(a) or 10.1(b), it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

10.2        Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE UNDER SECTIONS 4 AND 10.1, AND LIABILITY FOR BREACH OF CONFIDENTIALITY OR FOR INFRINGEMENT OR MISAPPROPRIATION, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INDIRECT, SPECIAL, INCIDENTIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. IT IS SPECIFICALLY AGREED THAT EXCEPT AS SPECIFICALLY ACKNOWLEDGED BY LSRI HEREUNDER, LSRI AND IIBR SHALL BEAR NO LIABILITY WITH RESPECT TO LICENSED PATENTS, LICENSED KNOW-HOW OR RESEARCH TECHNOLOGY OR OTHERWISE WITH RESPECT TO LICENSED COMPOUND, ADDITIONAL COMPOUND, LICENSED PRODUCT OR ADDITIONAL PRODUCT.

10.3        Insurance. From and after such time as Neurogenetics or any of its Sublicensees first commences human clinical trials of Licensed Product or Additional Product, Neurogenetics shall, or shall cause each such Sublicensee to, at its own expense, maintain product liability insurance in an amount consistent with industry standards during the Term.

10.4        Dispute Resolution. All disputes arising out of or related to this Agreement, including disputes that may involve the parent companies, subsidiaries and Affiliates of any party performing hereunder (“Disputes”), shall be resolved in accordance with this Section 10.4.

(a)           Any Dispute shall be settled by binding arbitration under the rules of the International Chamber of Commerce by one arbitrator appointed in accordance with said rules immediately upon the request of either party, his decision to be final and binding on the parties. The arbitration shall be conducted in the English language in New York, New York. The arbitral tribunal shall exert its best efforts to conduct the proceedings so as to issue an award within nine months of the appointment of the arbitrator.

(b)           The merits of any Dispute shall be decided in accordance with the law governing this Agreement, without application of any principle of conflict of laws. Each party expressly waives any right it may have to a trial by jury of any Dispute, and also expressly waives any right it may have to seek or to be awarded special or punitive damages on account of any matter that is the subject of a Dispute. Nothing herein shall limit or restrict a party’s ability to seek injunctive or other equitable relief in the event of a breach or anticipated breach of Section 7.

(c)           The arbitral tribunal may grant any relief appropriate under the applicable law, but may not include any penalty or element of punitive or exemplary damages. The arbitral tribunal may award the costs and expenses of the arbitration. Any party may seek emergency, interim or provisional relief prior to the appointment of an arbitrator from any court of competent jurisdiction, without prejudice to the agreement to arbitrate herein contained. After appointment of an arbitrator, any request for such relief shall be addressed to the arbitrator, who shall have the power to enter an interim award granting any emergency, interim or provisional relief to which a party may be entitled under applicable law.

(d)           Any award of money shall be in U.S. dollars and bear interest pursuant to Section 4.8 if not paid within thirty (30) days after such award. The award of the tribunal may be entered and enforced in any court of competent jurisdiction. A court called upon to enforce such an award may require a party resisting enforcement to pay the reasonable attorney fees and costs of the party seeking enforcement.

(e)           Any duty to arbitrate under this Agreement shall remain in effect and enforceable after termination of this Agreement for any reason.

(f)            Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies, such as attachment, preliminary injunction or replevin, to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration. This Section 10.4 shall not apply to any dispute, controversy or claim that concerns (i) the validity or infringement of a patent, trademark or copyright; or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

11.                               MISCELLANEOUS PROVISIONS

11.1        Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding its conflicts of laws principles.

11.2        Entire Agreement; Modification. This Agreement (including the Exhibits hereto) is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. No rights or licenses with respect to any intellectual property of either party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. No trade customs, courses of dealing or courses of performance by the parties shall be relevant to modify, supplement or explain any term(s) used in this Agreement. This Agreement may not be modified or supplemented by any purchase order, change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

11.3        Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

11.4        Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

11.5        Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to an Affiliate or Third Party, whether by merger, sale of stock, sale of assets or otherwise. In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this Agreement), which are not specific to Licensed Compound, Licensed Product, Additional Compound or Additional Product, shall not be included in the technology licensed hereunder. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

11.6        No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

11.7        Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

11.8        Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earlier of:  (a) the date of actual receipt; (b) if mailed, five (5) business days after the date of postmark; or (c) if delivered by overnight courier with guaranteed next day delivery, the next business day the overnight courier regularly makes deliveries.

If to Neurogenetics, notices must be addressed to:

Neurogenetics, Inc.

11085 North Torrey Pines Road, Suite 300

La Jolla, CA  92037

Attention:  Chief Executive Officer

Telephone: 858-623-5665

Facsimile: 858-623-5666

If to LSRI, notices must be addressed to:

Life Science Research Israel Ltd.

PO Box 139, Ness-Ziona 70451

Israel

Attention: Chairman

Telephone: 972-8-9400987

Facsimile: 972-8-9401443

11.9        Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement other than failure to pay when due by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, terrorism, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event beyond reasonable control of the parties similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within ten (10) calendar days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute. Should the performance of obligations hereunder be suspended in the U.S. for reasons not related to manufacturing or intentional product contamination by a Third Party and the situation prevails for one hundred and eighty (180) days, then the non-invoking party may at any time thereafter terminate this Agreement forthwith and the provisions of Section 9.5 hereof shall apply. In the case where performance is suspended in the U.S. for reasons related to manufacturing or intentional product contamination, then within one hundred and twenty (120) days of such suspension, the party invoking rights under this Section will start to remedy the suspension and adhere to a stated workplan following start of the remedy, the workplan designed to address the suspension in a expeditious manner.

11.10      Legal Fees. If any party to this Agreement resorts to any legal action or arbitration in connection with this Agreement, the prevailing party shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs and arbitrator’s fees which that party may incur as a result.

11.11      Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting or used in the interpretation of this Agreement.

11.12      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

11.13      Language. The parties hereto confirm their agreement that this Agreement, as well as any amendment hereto and all other documents related hereto (including legal notices) and all information disclosed hereunder shall be in the English language only.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this RESEARCH AND LICENSE AGREEMENT, including the Exhibit attached hereto and incorporated herein by reference.

LIFE SCIENCE RESEARCH ISRAEL LTD.		NEUROGENETICS, INC.

By:	/s/ Avigdor Shafferman	By:	/s/ Neil Kurtz

Name:	Avigdor Shafferman	Name:	Neil M. Kurtz, M.D.

Title:	Chairman	Title:	President and CEO

[SIGNATURE PAGE TO RESEARCH AND LICENSE AGREEMENT]

EXHIBIT A

Licensed Patents as of the Effective Date

Table 1.[***]: Patent Status

[***]

***   Confidential Treatment Requested

Table 2. [***]: Patent Status

[***]

***   Confidential Treatment Requested

2

Table 3. [***]: Patent Status

All patents below are based on Priority Data: [***]

[***][

***   Confidential Treatment Requested

3

EXHIBIT B

Research Plan

[***]

***   Confidential Treatment Requested